Exhibit 99.1

THE LGL GROUP REPORTS THIRD QUARTER 2020 RESULTS

ORLANDO, FL, November 12, 2020 – The LGL Group, Inc. (NYSE American: LGL) (the “Company” or “LGL”), announced its financial results for the three and nine months ended September 30, 2020.

•	Revenues of $8.1 million declined (6.0%) compared to Q3 2019 revenues of $8.6 million
•	Operating income was $0.7 million in Q3 2020 versus $1.1 million for the prior year period
•	Diluted net income of $0.12 per share compared to $0.91 per share ($0.24 per share excluding a $3.3 million tax benefit) for the prior year quarter
•	Order backlog was $21.5 million compared to $23.3 million at September 30, 2019
•	Adjusted EBITDA for Q3 2020 was $0.9 million compared to $1.3 million for Q3 2019
•	Warrant dividend declared October 29, 2020 providing shareholders’ efficient participation in future value.

The Company’s President and Chief Executive Officer, Ivan Arteaga, said “I commend the team for pulling together as we worked through the spring COVID-19 shock, and ensuing summer impacts. While demand from the avionics industry has contracted significantly, the trajectory of the military/aerospace business is strong and growing. Recent orders offer promise that we are getting back to normal.”

Commenting on the Company’s Q3 2020 results, Bill Drafts, President and Chief Executive Officer of LGL’s main operating unit, MtronPTI, stated “Our results improved sequentially quarter-to-quarter as the overall business environment began to stabilize and we could focus on the strategic actions previously planned.  I would like to thank the team for their dedication and thank our customers for their continued business.”

THIRD QUARTER RESULTS – In 2020, LGL’s third quarter revenues decreased $0.5 million, or 6.0%, to $8.1 million compared to $8.6 million for the corresponding quarter in 2019. Operating income declined to $0.7 million reflecting lower sales than prior year, although sales showed improvement over second quarter 2020 levels.  Product mix changes and costs related to the avionics production work slowdown also contributed to the operating profit decline.  Adjusted EBITDA was $0.9 million in the third quarter of 2020 versus $1.3 million in the third quarter of 2019.

EARNINGS PER SHARE – Diluted earnings per share from ongoing operations, during the third quarter were $0.12 per share in 2020 as compared to $0.91 per share in the third quarter of 2019. The decrease was largely attributable to the $3.3 million tax benefit in 2019 primarily due to release of the valuation allowance related to the Company’s U.S. deferred tax assets and also from the operating income impacts noted above.  Weighted average shares outstanding at September 30, 2020 were 5.3 million versus 5.0 million at September 30, 2019.

BALANCE SHEET – LGL’s balance sheet continued to improve in 2020. The balance sheet reflects a net cash position including marketable securities of $22.9 million at September 30, 2020 compared to $18.1 million at December 31, 2019. The Company continues to explore growth organically and through diversified merger and acquisitions and believes the relationship with the SPAC has enhanced its strategic profile in this context.

OPERATING STATISTICS – As of September 30, 2020, the Company’s backlog decreased 7.9% to $21.5 million as compared to $23.3 million at September 30, 2019.

Our summary operating statistics are as follows:

	Three months ended
	September 30,		Change
(Amounts in millions, except book:bill)	2020	2019	$	%
Bookings (Sales)	$7,031	$7,391	$(360)	(4.9%)
Shipments (Revenues)	$8,071	$8,588	$(517)	(6.0%)
Book:Bill	0.871	0.861	0.011	1.2%
Backlog	$21,456	$23,285	$(1,829)	(7.9%)

	Nine months ended
	September 30,		Change
(Amounts in millions, except book:bill)	2020	2019	$	%
Bookings (Sales)	$23,347	$28,837	$(5,490)	(19.0%)
Shipments (Revenues)	$23,748	$23,058	$690	3.0%
Book:Bill	0.983	1.251	(0.268)	(21.4%)

About The LGL Group, Inc.

The LGL Group, Inc., through its two principal subsidiaries MtronPTI and PTF, designs, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, and designs high performance frequency and time reference standards that form the basis for timing and synchronization in various applications.

Headquartered in Orlando, Florida, the Company has additional design and manufacturing facilities in Yankton, South Dakota, Wakefield, Massachusetts and Noida, India, with local sales offices in Hong Kong and Austin, Texas.

For more information on the Company and its products and services, contact James Tivy at The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit www.lglgroup.com and www.mtronpti.com.

Caution Concerning Forward Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

###

Contact:

James Tivy

The LGL Group, Inc.

jtivy@lglgroup.com

(407) 298-2000

THE LGL GROUP, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	For the Three Months Ended September 30,
	2020	2019
REVENUES	$8,071	$8,588
Costs and expenses:
Manufacturing cost of sales	5,203	5,049
Engineering, selling and administrative	2,159	2,417
OPERATING INCOME	709	1,122
Total other income (expense), net	91	82
INCOME BEFORE INCOME TAXES	800	1,204
Income tax expense (benefit)	171	(3,326)
NET INCOME	$629	$4,530

Weighted average number of shares used in basic EPS calculation	5,212,652	4,901,698
BASIC NET INCOME PER COMMON SHARE	$0.12	$0.92
Weighted average number of shares used in diluted EPS calculation	5,251,078	4,965,808
DILUTED NET INCOME PER COMMON SHARE	$0.12	$0.91

	For the Nine Months Ended September 30,
	2020	2019
REVENUES	$23,748	$23,058
Costs and expenses:
Manufacturing cost of sales	15,681	13,970
Engineering, selling and administrative	6,514	6,676
OPERATING INCOME	1,553	2,412
Total other income (expense), net	(204)	353
INCOME BEFORE INCOME TAXES	1,349	2,765
Income tax expense (benefit)	282	(3,286)
NET INCOME	$1,067	$6,051

Weighted average number of shares used in basic EPS calculation	5,159,452	4,872,461
BASIC NET INCOME PER COMMON SHARE	$0.21	$1.24
Weighted average number of shares used in diluted EPS calculation	5,195,754	4,965,989
DILUTED NET INCOME PER COMMON SHARE	$0.21	$1.22

THE LGL GROUP, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands)

	September 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$17,276	$12,453
Marketable securities	5,646	5,631
Accounts receivable, net	4,644	4,445
Inventories, net	5,430	6,016
Prepaid expenses and other current assets	268	365
Total Current Assets	33,264	28,910
Property, plant, and equipment, net	2,824	2,831
Equity investment in unconsolidated subsidiary	3,134	3,334
Deferred income taxes, net	3,046	3,307
Intangible assets, net	366	402
Right-of-use lease asset	452	331
Other assets	-	102
Total Assets	$43,086	$39,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Total Current Liabilities	3,700	4,324
Total Stockholders' Equity	39,386	34,893
Total Liabilities and Stockholders' Equity	$43,086	$39,217

Reconciliations of GAAP to Non-GAAP Measures

To supplement our consolidated financial statements presented on a GAAP (generally accepted accounting principles) basis, the Company uses certain non-GAAP measures, including Adjusted EBITDA, which we define as net income adjusted to exclude depreciation and amortization expense, interest income (expense), provision (benefit) for income taxes, stock-based compensation expense, investment income and other items we believe are discrete events which have a significant impact on comparable GAAP measures and could distort an evaluation of our normal operating performance. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends and our marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with generally accepted accounting principles in the United States.

Reconciliation of GAAP Net Income Before Income Taxes to Non-GAAP Adjusted EBITDA:

	For the Three Months Ended September 30,
	2020	2019
(000's, except share and per share amounts)
Net income before income taxes	$800	$1,204
Interest expense (income)	3	—
Depreciation and amortization	131	125
Non-cash stock compensation	57	5
Investment income	(124)	(76)
Loss on equity investment in unconsolidated subsidiary	61	—
Adjusted EBITDA	$928	$1,258

Basic per share information:
Weighted average shares outstanding	5,212,652	4,901,698
Adjusted EBITDA per share	$0.18	$0.26

Diluted per share information:
Weighted average shares outstanding	5,251,078	4,965,808
Adjusted EBITDA per share	$0.18	$0.25

	For the Nine Months Ended September 30,
	2020	2019
(000's, except shares and per share amounts)
Net income before income taxes	$1,349	$2,765
Interest expense (income)	7	(1)
Depreciation and amortization	392	365
Non-cash stock compensation	104	17
Investment income	(67)	(346)
Loss on equity investment in unconsolidated subsidiary	200	—
Adjusted EBITDA	$1,985	$2,800

Basic per share information:
Weighted average shares outstanding	5,159,452	4,872,461
Adjusted EBITDA per share	$0.38	$0.57

Diluted per share information:
Weighted average shares outstanding	5,195,754	4,965,989
Adjusted EBITDA per share	$0.38	$0.56